UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 W. Lundgren Mill Drive, Sisters, Oregon	97759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 670-6796

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2020, Laird Superfood, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2020. The press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2020, Laird Superfood, Inc. (the “Company”) announced the appointment of Scott McGuire as Chief Operating Officer of the Company, effective November 16, 2020.

Mr. McGuire, 57, joins the Company from Bonduelle Fresh Americas, a provider of plant based, fresh food products, where he most recently served as the Chief Supply Chain Officer and previously held other roles including in operations, sales and operations planning, demand planning and execution, customer service, agriculture purchasing and operations, and transportation and logistics. Before joining Bonduelle Fresh Americas in 2017, Mr. McGuire ran his own consulting practice, Joseph Logistics and Supply Chain Solutions, where he provided consulting services for various consumer packaged goods clients, including Bonduelle Fresh Americas and Nestlé USA. Prior to that, Mr. McGuire served as Nestlé USA’s National Director of Logistics for the company’s Direct-Store Delivery division. He also previously served as Service and Distribution Director for PepsiCo’s Frito-Lay Division.

As Chief Operating Officer, Mr. McGuire will receive an annual salary of $265,000, and an equity award under the Laird Superfood, Inc. 2020 Omnibus Incentive Plan consisting of 20,000 RSUs vesting over four years, 3,000 RSUs vesting in six months, and 10,000 stock options vesting over four years, along with an incentive bonus opportunity and other benefits available to the Company’s executive officers.

There are no family relationships between Mr. McGuire and any director or executive officer of the Company. There are no transactions between Mr. McGuire and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. McGuire’s appointment as Chief Operating Officer, the Company’s current Chief Operating Officer, Jamie Eichman, will step down from such role and begin serving as Chief Administrative Officer of the Company, effective November 16, 2020.

Item 7.01	Regulation FD Disclosure.

On November 12, 2020, the Company issued a press release announcing Mr. McGuire’s appointment as Chief Operating Officer. The press release is being furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 12, 2020.

99.2	Press release dated November 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020	Laird Superfood, Inc.

	By:	/s/ Andrew McCormick
	Name:	Andrew McCormick
	Title:	General Counsel and Secretary